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                                                                 EXHIBIT 23.2

     CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


   We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-16633) pertaining to the Gargoyles, Inc. 1995 Stock Incentive Compensation Plan of our report dated April 2, 1999, with respect to the consolidated financial statements and schedule of Gargoyles, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


BDO Seidman, LLP
Seattle, Washington
April 15, 1999